Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA COMMUNICATIONS CORPORATION REPORTS 1st QUARTER 2011 RESULTS;

PROVIDES 2nd QUARTER AND UPDATED FULL YEAR 2011 OUTLOOK;

ANNOUNCES $300.0 MILLION STOCK REPURCHASE PROGRAM

Boca Raton, Florida, April 28, 2011

SBA Communications Corporation (Nasdaq:SBAC) (“SBA” or the “Company”) today reported results for the quarter ended March 31, 2011. Highlights of the results include:

☐	First quarter over year earlier period:

•	Site leasing revenue growth of 14.5%

•	Tower Cash Flow growth of 14.8%

•	Net loss decreased from $37.4 million to $34.4 million

•	Adjusted EBITDA growth of 15.6%

•	Equity Free Cash Flow Per Share growth of 27.3%

Operating Results

Total revenues in the first quarter of 2011 were $167.7 million compared to $148.0 million in the year earlier period, an increase of 13.4%. Site leasing revenue of $146.5 million was up 14.5% over the year earlier period. Site leasing Segment Operating Profit of $114.5 million was up 15.9% over the year earlier period. Site leasing contributed 97.8% of the Company’s total Segment Operating Profit in the first quarter of 2011. Site development revenues were $21.3 million in the first quarter of 2011 compared to $20.0 million in the year earlier period, a 6.3% increase. Site development Segment Operating Profit Margin was 11.9% in the first quarter of 2011 compared to 10.5% in the year earlier period.

Tower Cash Flow for the first quarter of 2011 was $115.7 million, a 14.8% increase over the year earlier period. Tower Cash Flow Margin for the first quarter of 2011 was 80.0% compared to 79.4% in the year earlier period.

Net loss for the first quarter of 2011 was $34.4 million compared to $37.4 million in the year earlier period. Net loss attributable to SBA Communications Corporation for the first quarter of 2011 was $34.3 million or $(0.30) per share compared to $37.3 million or $(0.32) per share in the year earlier period.

Adjusted EBITDA in the first quarter of 2011 was $105.6 million compared to $91.4 million in the year earlier period, an increase of 15.6%. Adjusted EBITDA Margin was 63.7% in the first quarter of 2011 compared to 62.2% in the year earlier period.

Net Cash Interest Expense was $37.8 million in the first quarter of 2011 compared to $37.0 million in the year earlier period.

Equity Free Cash Flow for the first quarter of 2011 was $63.6 million compared to $51.5 million in the year earlier period, an increase of 23.5%. Equity Free Cash Flow Per Share was $0.56 for the first quarter of 2011 compared to $0.44 per share in the year earlier period, an increase of 27.3%.

“We had a solid first quarter,” commented Jeffrey A. Stoops, President and Chief Executive Officer. “Our customers were busy, we executed well and we produced material growth in a number of key metrics including growth in equity free cash flow per share. Our customers were active in both our domestic and international markets. We believe organic growth should remain solid in 2011 from continued 3G and increasing 4G network development activities by our customers. We expect the combination of solid organic growth, continued domestic and international portfolio expansion and stock repurchases will allow SBA to continue to produce material year-over-year growth in equity free cash flow per share.”

Investing Activities

As of March 31, 2011, SBA owned 9,290 towers, and managed or leased approximately 5,200 actual or potential additional communication sites. During the first quarter of 2011, SBA purchased 166 towers and the rights to manage additional communication sites for approximately $82.6 million in cash (exclusive of any working capital adjustments). SBA also built 35 towers during the first quarter of 2011. In addition, the Company spent $8.4 million to purchase land and easements and to extend lease terms with respect to land underlying its towers. Total cash capital expenditures for the first quarter of 2011 were $110.4 million, consisting of $3.5 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $106.9 million of discretionary cash capital expenditures (new tower builds, tower augmentations, tower acquisitions and related earn-outs, and purchasing land and easements).

Subsequent to March 31, 2011, the Company acquired 73 towers and related assets and liabilities from third party sellers for an aggregate consideration of $38.1 million in cash. The Company has agreed to purchase an additional 98 towers for an aggregate amount of $41.6 million. The Company anticipates that these acquisitions will be consummated by the end of the third quarter of 2011.

Financing Activities and Liquidity

SBA ended the first quarter with $3.2 billion of total debt (recorded on the Company’s balance sheet at a carrying value of $3.0 billion), $0.1 billion of cash and cash equivalents, short-term restricted cash and short-term investments and $3.1 billion of Net Debt (as defined below). SBA’s Net Debt and Net Secured Debt to Annualized Adjusted EBITDA Leverage Ratios were 7.3x and 3.1x, respectively. During the three months ended March 31, 2011, the Company borrowed $175.0 million under the 2010 Credit Facility. As of March 31, 2011, SBA had $195.0 million outstanding under the 2010 Credit Facility at a weighted average interest rate of 2.17%. As of March 31, 2011, the availability under the 2010 Credit Facility was $305.0 million.

During the first quarter, a wholly-owned subsidiary of the Company repurchased in the open market an aggregate of $15.0 million in principal amount of the Company’s 1.875% Notes for $17.0 million in cash.

During the first quarter, SBA repurchased and retired 1,796,694 shares of its common stock for $75.0 million in cash at an average price per share of $41.74. On April 27, 2011, the Company’s Board of Directors (1) terminated the existing $250.0 million stock repurchase program (under which $65.9 million of repurchase authorization remained available at the termination date), and (2) approved a new $300.0 million stock repurchase program. This new program authorizes the Company to purchase, from time to time, up to $300.0 million of the Company’s outstanding common stock through open market repurchases in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended, and/or in privately negotiated transactions at management’s discretion based on market and business conditions, applicable legal requirements and other factors. This program became effective on April 28, 2011 and will continue until otherwise modified or terminated by the Company’s Board of Directors at any time in the Company’s sole discretion.

Outlook

The Company is providing its second quarter 2011 Outlook and updating its Full Year 2011 Outlook for anticipated results. The Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

The Company’s Full Year 2011 Outlook is based on the following assumptions: (1) 9% organic leasing revenue growth on owned towers, (2) new tower builds in the U.S. and internationally of 390 to 410 towers in 2011 for the Company’s ownership, (3) the acquisition of only those tower assets under contract at the time of this press release, and (4) no additional stock repurchases. The Company intends to spend additional capital in 2011 on acquiring revenue producing assets not yet identified or under contract, the impact of which is not reflected in the 2011 guidance.

	Quarter ending June 30 2011			Full Year 2011
	($’s in millions)
Site leasing revenue	$148.0	to	$150.0	$599.0	to	$609.0
Site development revenue	$21.0	to	$23.0	$85.0	to	$95.0
Total revenues	$169.0	to	$173.0	$684.0	to	$704.0
Tower Cash Flow	$116.0	to	$118.0	$469.0	to	$484.0
Adjusted EBITDA	$106.0	to	$108.0	$430.0	to	$447.0
Net cash interest expense(1)	$37.5	to	$38.5	$149.0	to	$153.0
Cash taxes paid	$1.5	to	$2.0	$4.0	to	$6.0
Non-discretionary cash capital expenditures(2)	$3.5	to	$4.5	$11.0	to	$15.0
Equity Free Cash Flow(3)	$61.0	to	$65.5	$256.0	to	$283.0
Discretionary cash capital expenditures(4)	$85.0	to	$95.0	$275.0	to	$295.0

(1)	Net cash interest expense is defined as interest expense less interest income. Net cash interest expense does not include amortization of deferred financing fees or non-cash interest expense.
(2)	Consists of tower maintenance and general corporate capital expenditures.
(3)	Defined as Adjusted EBITDA less net cash interest expense, non-discretionary cash capital expenditures and cash taxes paid.
(4)

Consists of new tower builds, tower augmentations, tower acquisitions and related earn-outs and ground lease purchases. Excludes expenditures for revenue producing assets not under contract at the date of this press release.

Conference Call Information

SBA Communications Corporation will host a conference call on Friday, April 29, 2011 at 10:00 AM (EDT) to discuss the quarterly results. The call may be accessed as follows:

When:	Friday, April 29, 2011 at 10:00 AM (EDT)
Dial-in number:	(877) 209-9922
Conference call name:	SBA First Quarter Results
Replay:	April 29, 2011 at 1:00 PM (EDT) through May 13, 2011 at 11:59 PM (EDT)
Number:	(800) 475-6701
Access Code:	198076
Internet access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) the Company’s organic growth in 2011, (ii) the Company’s financial and operational guidance for the second quarter of 2011 and full year 2011, including its expectations regarding equity free cash flow per share in 2011, (iii) the Company’s sources and uses of liquidity and (iv) the Company’s expectations regarding tower acquisitions and tower portfolio growth and its belief that pending acquisitions will close by the end of the third quarter of 2011. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on February 25, 2011. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures; (2) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (3) the impact, if any, of consolidation among wireless service providers; (4) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (5) the Company’s ability to maintain expenses and cash capital expenditures at appropriate levels for our business; (6) the Company’s ability to acquire land underneath towers on terms that are accretive; (7) the Company’s ability to realize economies of scale from its tower portfolio; (8) the Company’s ability to comply with covenants and the terms of its credit instruments; (9) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular and (10) the continued dependence on towers and outsourced site development services by the wireless carriers. With respect to the Company’s plan for new builds, these factors also include zoning approvals, weather, availability of labor and supplies and other factors beyond the Company’s control that could affect the Company’s ability to build 390 to 410 towers in 2011. With respect to its expectations regarding the ability to close pending tower acquisitions, these factors also include satisfactorily completing due diligence, the ability and willingness of each party to fulfill their respective closing conditions and the availability of cash on hand, borrowing capacity under the senior credit facility or shares of the Company’s Class A common stock to pay the anticipated consideration. With respect to repurchases under the Company’s stock repurchase program, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the trading price of the Company’s Class A common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions, the availability of stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes.

This press release contains non-GAAP financial measures. Reconciliation of each of these non-GAAP financial measures is presented below under “Non-GAAP Financial Measures.”

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North and Central America. By “Building Better Wireless,” SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. For more information please visit: www.sbasite.com.

Contacts

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the three months ended March 31,
	2011	2010
Revenues:
Site leasing	$146,484	$127,967
Site development	21,265	19,998

Total revenues	167,749	147,965

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Cost of site leasing	31,976	29,183
Cost of site development	18,728	17,889
Selling, general and administrative(1)	15,895	14,506
Acquisition related expenses	2,373	2,055
Depreciation, accretion and amortization	74,878	67,446

Total operating expenses	143,850	131,079

Operating income	23,899	16,886

Other income (expense):
Interest income	30	82
Interest expense	(37,781)	(37,118)
Non-cash interest expense	(15,393)	(14,867)
Amortization of deferred financing fees	(2,199)	(2,492)
Loss from extinguishment of debt, net	(1,696)	(112)
Other (expense) income	(545)	319

Total other expense	(57,584)	(54,188)

Loss from operations before provision for income taxes	(33,685)	(37,302)
Provision for income taxes	(691)	(109)

Net loss	(34,376)	(37,411)
Net loss attributable to noncontrolling interest	125	85

Net loss attributable to SBA Communications Corporation	$(34,251)	$(37,326)

Net loss per common share attributable to SBA Communications Corporation:
Basic and diluted	$(0.30)	$(0.32)

Weighted average number of common shares	114,416	117,118

(1)	Includes non-cash compensation of $2,733 and $2,534 for the three months ended March 31, 2011 and 2010, respectively.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$95,104	$64,254
Restricted cash	30,109	29,456
Short-term investments	2,332	4,016
Accounts receivable, net of allowance of $177 and $263 in 2011 and 2010, respectively	19,347	18,784
Other current assets	26,495	30,217

Total current assets	173,387	146,727

Property and equipment, net	1,538,293	1,534,318
Intangible assets, net	1,530,599	1,500,012
Other long-term assets	223,979	219,118

	$3,466,258	$3,400,175

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$32,318	$33,276
Accrued interest	24,661	32,293
Other current liabilities	63,268	65,015

Total current liabilities	120,247	130,584

Long-term liabilities:
Long-term debt, net	3,004,999	2,827,450
Other long-term liabilities	115,559	112,008

Total long-term liabilities	3,120,558	2,939,458

Redeemable noncontrolling interests	12,375	13,023

Shareholders’ equity	213,078	317,110

Total liabilities and shareholders’ equity	$3,466,258	$3,400,175

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the three months ended March 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(34,376)	$(37,411)
Depreciation, accretion, and amortization	74,878	67,446
Non-cash interest expense	15,393	14,867
Loss from extinguishment of debt, net	1,696	112
Other non-cash items reflected in the Statements of Operations	5,272	4,763
Accrued interest	(7,631)	(11,189)
Other changes in operating assets and liabilities	(2,035)	(1,170)

Net cash provided by operating activities	53,197	37,418

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions and related earn-outs	(90,297)	(30,345)
Capital expenditures	(20,155)	(12,161)
Sales and maturities of investments	1,686	2,017
Proceeds from disposition of fixed assets	18	13
Purchase of investments	—	(32,300)
Proceeds of restricted cash related to tower removal obligations	—	24

Net cash used in investing activities	(108,748)	(72,752)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on the 2010 Credit Facility	175,000	—
Repurchase and retirement of common stock	(75,036)	(8,681)
Repurchase of convertible debt	(17,038)	—
Proceeds from employee stock purchase/stock option plans	4,919	4,825
(Payment) release of restricted cash relating to 2010 Tower Securities and CMBS Certificates	(648)	3,185
Purchase of noncontrolling interest	(717)	—
Payments of financing fees	(79)	(4,952)
Payment on the extinguishment of CMBS Certificates	—	(2,086)

Net cash provided by (used in) financing activities	86,401	(7,709)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	30,850	(43,043)
CASH AND CASH EQUIVALENTS:
Beginning of period	64,254	161,317

End of period	$95,104	$118,274

	For the three months ended March 31, 2011	For the three months ended March 31, 2010
	(in thousands)

SELECTED CAPITAL EXPENDITURE DETAIL:

Tower new build construction	$14,271	$8,071

Operating tower expenditures:
Tower upgrades/augmentations	2,348	1,923
Maintenance/improvement capital expenditures	1,920	1,672

	4,268	3,595

General corporate expenditures	1,616	495

Total capital expenditures	$20,155	$12,161

Non-GAAP Financial Measures

The press release contains non-GAAP financial measures, including (i) Site Leasing Segment Operating Profit, Site Development Segment Operating Profit and Segment Operating Profit Margin, (ii) Tower Cash Flow and Tower Cash Flow Margin, (iii) Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin, (iv) Net Debt, Net Secured Debt, Leverage Ratio and Secured Leverage Ratio (collectively, our “Non-GAAP Debt Measures”) and (v) Equity Free Cash Flow and Equity Free Cash Flow Per Share.

We have included these Non-GAAP financial measures because we believe that they provide investors additional tools in understanding our financial performance and condition. Specifically, we believe that:

(1) Segment Operating Profit is an indicator of the operating performance of our site leasing and site development segments;

(2) Tower Cash Flow is an indicator of the performance of our site leasing operations;

(3) Adjusted EBITDA, Equity Free Cash Flow and Equity Free Cash Flow Per Share are indicators of the performance of our core operations and reflect the changes in our operating results; additionally, as Equity Free Cash Flow and Equity Free Cash Flow Per Share include our debt service requirements and our non-discretionary capital expenditures they are indicators of the funds that we have to invest in our business; and

(4) our Non-GAAP Debt Measures provide investors a more complete understanding of our net debt and leverage position as they include the full principal amount of our debt which will be due at maturity.

In addition, Tower Cash Flow, Adjusted EBITDA and our Non-GAAP Debt Measures are components of the calculations used by our lenders to determine compliance with certain covenants under our senior credit facility and senior notes. These non-GAAP financial measures are not intended to be an alternative to any of the financial measures provided in our results of operations or our balance sheet as determined in accordance with GAAP.

Segment Operating Profit and Segment Operating Profit Margin

The reconciliation of Site Leasing Segment Operating Profit and Site Development Segment Operating Profit and the calculation of Segment Operating Profit Margin are as follows:

	Site Leasing Segment		Site Development Segment
	For the three months ended March 31,		For the three months ended March 31,
	2011	2010	2011	2010
	(in thousands)		(in thousands)

Segment revenue	$146,484	$127,967	$21,265	$19,998
Segment cost of revenues (excluding depreciation, accretion and amortization):	(31,976)	(29,183)	(18,728)	(17,889)

Segment operating profit	$114,508	$98,784	$2,537	$2,109

Segment operating profit margin	78.2%	77.2%	11.9%	10.5%

Total Segment Operating Profit is the total of the Segment Operating Profits of the two segments.

Tower Cash Flow and Tower Cash Flow Margin

The tables below set forth the reconciliation of Tower Cash Flow to its most comparable GAAP measurement and the calculation of Tower Cash Flow Margin. Tower Cash Flow for each of the periods set forth in the Outlook section above will be calculated in the same manner.

	For the three months ended March 31,
	2011	2010
	(in thousands)

Site leasing revenue	$146,484	$127,967
Site leasing cost of revenue (excluding depreciation, accretion, and amortization)	(31,976)	(29,183)

Site leasing segment operating profit	114,508	98,784
Non-cash straight-line leasing revenue	(1,790)	(1,000)
Non-cash straight-line ground lease expense	2,993	3,018

Tower Cash Flow	$115,711	$100,802

The calculation of Tower Cash Flow Margin is as follows:

	For the three months ended March 31,
	2011	2010
	(in thousands)

Site leasing revenue	$146,484	$127,967
Non-cash straight-line leasing revenue	(1,790)	(1,000)

Site leasing revenue minus non-cash straight-line leasing revenue	$144,694	$126,967

Tower Cash Flow	$115,711	$100,802

Tower Cash Flow Margin	80.0%	79.4%

Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin

The table below sets forth the reconciliation of Adjusted EBITDA to its most comparable GAAP measurement. Adjusted EBITDA for each of the periods set forth in the Outlook section above will be calculated in the same manner:

	For the three months ended March 31,
	2011	2010
	(in thousands)

Net loss	$(34,376)	$(37,411)
Interest income	(30)	(82)
Total interest expense (1)	55,373	54,477
Depreciation, accretion, and amortization	74,878	67,446
Provision for taxes (2)	1,198	520
Loss from extinguishment of debt, net	1,696	112
Acquisition related expenses	2,373	2,055
Non-cash compensation	2,780	2,572
Non-cash straight-line leasing revenue	(1,790)	(1,000)
Non-cash straight-line ground lease expense	2,993	3,018
Other expense (income)	545	(319)

Adjusted EBITDA	$105,640	$91,388

Annualized Adjusted EBITDA (3)	$422,560	$365,552

(1)	Total interest expense includes interest expense, non-cash interest expense and amortization of deferred financing fees.
(2)

For the three months ended March 31, 2011 and March 31, 2010, these amounts included $507 and $411, respectively, of franchise taxes reflected on the Statements of Operations in selling, general and administrative expenses.

(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months ended March 31,
	2011	2010
	(in thousands)

Total revenues	$167,749	$147,965
Non-cash straight-line leasing revenue	(1,790)	(1,000)

Total revenues minus non-cash straight-line leasing revenue	$165,959	$146,965

Adjusted EBITDA	$105,640	$91,388

Adjusted EBITDA Margin	63.7%	62.2%

Equity Free Cash Flow and Equity Free Cash Flow Per Share

The table below sets forth the reconciliation of Equity Free Cash Flow for the three months ended March 31, 2011 and 2010 and the calculation of Equity Free Cash Flow Per Share for such periods. Equity Free Cash Flow for each of the periods set forth in the Outlook section above will be calculated in the same manner.

	For the three months ended March 31,
	2011	2010
	(in thousands)

Adjusted EBITDA	$105,640	$91,388
Net cash interest expense	(37,751)	(37,036)
Non-discretionary cash capital expenditures	(3,536)	(2,167)
Cash taxes paid	(768)	(712)

Equity Free Cash Flow	$63,585	$51,473

Weighted average number of common shares	114,416	117,118

Equity Free Cash Flow Per Share	$0.56	$0.44

Net Debt, Leverage Ratio, and Secured Leverage Ratio

Net Debt is calculated using the notional principal amount of outstanding debt. Under GAAP policies, the notional principal amount of the Company’s outstanding debt is not necessarily reflected on the face of the Company’s financial statements.

The Debt and Leverage calculations are as follows:

March 31, 2011
(in thousands)

2010-1 Tower Securities	$680,000
2010-2 Tower Securities	550,000
2010 Credit Facility	195,000

Total secured debt	1,425,000

1.875% Convertible Senior Notes (carrying value of $459,446)	535,000
4.0% Convertible Senior Notes (carrying value of $375,404)	500,000
2016 Senior Notes (carrying value of $372,964)	375,000
2019 Senior Notes (carrying value of $372,185)	375,000

Total unsecured debt	1,785,000

Total debt	$3,210,000

Leverage Ratio

Total debt	$3,210,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(127,545)

Net debt	$3,082,455

Divided by: Annualized Adjusted EBITDA	$422,560

Leverage Ratio	7.3x

Secured Leverage Ratio

Total secured debt	$1,425,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(127,545)

Net Secured Debt	$1,297,455

Divided by: Annualized Adjusted EBITDA	$422,560

Secured Leverage Ratio	3.1x

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